THIRTY-SIXTH AMENDMENT TO THE
EA SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT
This Thirty-sixth Amendment effective as of the last date in the signature block (the “Effective Date”) to the Transfer Agent Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties have entered into the Agreement;
WHEREAS, the parties desire to amend the Agreement to add the following funds to Exhibit A:
•Keating Active ETF
•Strive Mid-Cap ETF
•Draco Evolution AI ETF
WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree to amend the Agreement as follows:
•Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Patrick Cleary	By:	/s/ Gregory Farley
Name:	Patrick Cleary	Name:	Gregory Farley
Title:	President	Title:	Sr. Vice President
Date:	03/05/2024	Date:	March 6, 2024

Exhibit A to the
EA Series Trust Transfer Agent Servicing Agreement
Separate Series of EA Series Trust

Name of Series
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF
Alpha Architect International Quantitative Momentum ETF
Alpha Architect Value Momentum Trend ETF
Freedom 100 Emerging Markets ETF
Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI SectorSurfer Momentum ETF
Gadsden Dynamic Multi-Asset ETF
Freedom Day Dividend ETF
Sparkline Intangible Value ETF
Guru Favorite Stocks ETF
ROC ETF
Relative Sentiment Tactical Allocation ETF
Argent Mid Cap ETF
AOT Growth and Innovation ETF
Strive U.S. Energy ETF
EA Bridgeway Blue Chip ETF
Strive 500 ETF
Burney U.S. Factor Rotation ETF
Altrius Global Dividend ETF
Strive U.S. Semiconductor ETF
Strive Emerging Markets Ex-China ETF
Alpha Architect High Inflation and Deflation ETF
Alpha Architect Tail Risk ETF
Strive U.S. Technology ETF
Alpha Architect 1-3 Month Box ETF
Strive 1000 Growth ETF
Strive 1000 Value ETF
Strive Small Cap ETF
Strive 1000 Dividend Growth ETF
Strive FAANG 2.0 ETF
EA Bridgeway Omni Small Cap Value ETF
Strive Developed Markets ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF
Bridges Capital Tactical ETF
Euclidean Fundamental Value ETF
Strive Enhanced Income Short Maturity ETF
Strive Total Return Bond ETF
Astoria US Quality Kings ETF
Bushido Capital US Equity ETF
WHITEWOLF Commercial Real Estate Finance Income ETF
WHITEWOLF Publicly Listed Private Equity ETF
MarketDesk Focuses U.S. Dividend ETF
TBG Dividend Growth ETF

Ambleside Growth ETF
ARK 21 Shares Active Bitcoin Futures Strategy ETF
ARK 21Shares Active Ethereum Futures ETF
ARK 21Shares Active Bitcoin Ethereum Strategy ETF
ARK 21Shares Digital Asset and Blockchain Strategy ETF
ARK 21Shares Active On-Chain Bitcoin Strategy ETF
CCM Global Equity ETF
Honeytree U.S. Equity ETF
Alpha Blue Capital US Small Mid-Small Cap Dynamic ETF
Keating Active ETF
Strive Mid-Cap ETF
Draco Evolution AI ETF